UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 17, 2005
MOST HOME CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	0-29067 (Commission File Number)	98-0173359 (IRS Employer Identification No.)
Unit 1 - 11491 Kingston Street Maple Ridge, British Columbia, Canada (Address of principal executive offices)	V2X 0Y6 (Zip Code)
Registrant's telephone number, including area code: (604) 460-7634
N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e - 4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

This Report on Form 8-K/A amends and supplements the report on Form 8-K dated June 17, 2005 and filed by Most Home Corp. (the "Company" or the "Registrant", or "Most Home") on June 17, 2005 (the "Report on Form 8-K"). The Report on Form 8-K was filed to report the acquisition of Executive Wireless, Inc. ("EWI"), a Seattle-based wireless real estate services company. The disclosures required by Items 1.01, 2.01, 2.03 and 3.02 were included in the Report on Form 8-K. In accordance with the requirements of Items 9.01(a) and 9.01(b) of the Report on Form 8-K, this Report on Form 8-K/A being filed to amend and supplement the Report on Form 8-K to include the financial statements and pro forma information required by Item 9.01; however, this Report on Form 8-K/A is not being filed within 71 days after June 17, 2005 (the date that the initial Report on Form 8-K was required to be filed).

Item 2.01 - Completion of Acquisition

On June 13, 2005, Most Home Corp. acquired 100 percent of the outstanding common shares of Executive Wireless, Inc. ("EWI"). The results of EWI's operations have been included in the consolidated financial statements of the Company since that date. EWI is a provider of wireless and mobility products for real estate agents in the US and Canada. As a result of the acquisition, Most Home is expected to be a leading provider of wireless technology and services in those markets.

The aggregate purchase price was $172,631, including 300,000 shares of common stock valued at $112,800, or $0.367 per share. The value of the 300,000 common shares issued was determined based on the average market price of Most Home's common shares over the 2-day period before and after the terms of the acquisition were agreed to and announced.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. Most Home is in the process of obtaining third-party valuations of certain intangible assets; thus, the allocation of the purchase price is subject to refinement.
At June 13, 2005 ($000s)

Current assets	$ 190
Property, plant, and equipment	13
Intangible assets	393
Goodwill	168
Total assets acquired	764
Current liabilities	(591)
Total liabilities assumed	(591)
Net assets acquired	$ 173

Of the $393 of acquired intangible assets, $189 was assigned to customers that have a weighted-average useful life of approximately 3 years and $204 was assigned to technology that has a weighted-average useful life of approximately 4 years.

None of the goodwill is expected to be deductible for tax purposes.

Item 9.01   Financial Statements and Exhibits

Item 9.01(a) is hereby amended and supplemented as follows:

(a) Financial Statements of Business Acquired.

The audited Consolidated Financial Statements of EWI for the fiscal years ended January 31, 2004 and 2005 and the unaudited Consolidated Financial Statements of EWI for the period ended April 30, 2005, together with the Notes thereto, are incorporated herein by reference to Exhibit 99.1 of this Report on Form 8-K/A.

Item 9.01(b) is hereby amended and supplemented as follows:

(b) Pro Forma Financial Information.

The unaudited pro forma financial information included herein gives effect to the Company's acquisition of Executive Wireless Inc. The Unaudited Pro Forma Consolidated Statements of Operations are based on historical data as reported by the separate companies, and reflect adjustments prepared as if the acquisition had occurred on August 1, 2003. The Unaudited Pro Forma Consolidated Balance Sheet is based as if the acquisition had occurred on April 30, 2005. As used herein, the terms "the Company," "we," and "our" refer to Most Home Corp.

The Unaudited Pro Forma Consolidated Financial Statements contained herein (the "Statements") include adjustments having a continuing impact on the consolidated company as a result of using the purchase method of accounting for the acquisition. The pro forma adjustments are described in the notes accompanying the Statements.

The Statements have been prepared based on available information, using assumptions that our management believes are reasonable. The Statements do not purport to represent the actual financial position or results of operations that would have occurred if the acquisition had taken place on the dates specified. The Statements are not necessarily indicative of the results of operations that may be achieved in the future. The Statements do not reflect any adjustments for the effect of non-recurring items or operating synergies that we may realize as a result of the acquisition. The Statements include certain reclassifications to conform the historical financial information of Executive Wireless Inc. to our presentation.

The assumptions used and adjustments made in preparing the Statements are described in the Notes, which should be read in conjunction with the Statements. The Statements and related Notes contained herein should be read in conjunction with the consolidated financial statements and related notes included in our annual Report on Form 10-KSB for the year ended July 31, 2005, the unaudited condensed consolidated financial statements and related notes included in our Quarterly Report on Form 10-QSB for the quarter ended October 31, 2005, and the consolidated financial statements and related notes of Executive Wireless Inc. filed as exhibits to this Report on Form 8-K/A and incorporated by reference in Item 9.01(a).

The unaudited pro forma adjustments made in preparing the Statements are based on purchase price allocations and on certain management judgments. These allocations are based on analysis of the estimated fair values of assets acquired and liabilities assumed, including identifiable tangible and intangible assets, deferred tax assets and liabilities, and estimates of the useful lives of tangible and amortizable intangible assets. The final purchase price allocations will be completed after we obtain third-party appraisals, review all available data, and complete our own internal assessments. Any additional adjustments resulting from finalization of the purchase price allocations for Executive Wireless Inc. will affect the amount assigned to goodwill and intangibles.

PRO FORMA CONSOLIDATED BALANCE SHEET

The Unaudited Pro Forma Condensed Consolidated Statements of Operations are based on historical data and reflect adjustments for the separate companies for the period ended April 30, 2005.

April 30, 2005 (Unaudited):

	Most Home	EWI	Adjustments	Ref.	Pro Forma Consolidated
ASSETS
Cash	$ 227,427	$ 19,094			$ 246,521
Accounts Receivable	138,168	72,045			210,213
Promissory notes receivable	64,055	-	$ (64,055)	a	-
Prepaid expenses	60,280	1,668			61,948
	489,930	92,807			518,682

Due from related parties	23,065	-			23,065
Fixed assets	135,427	14,956			150,383
Goodwill	581,050	-	167,553	b	748,603
Website development and intangibles	95,689	10,000	383,000	c	488,689
	$ 1,325,161	$ 117,763	$ 486,498		$ 1,929,422

LIABILILITIES
Accounts payable and accrued liabilities	$ 194,868	$ 363,535	$ 81,883	d	$ 640,286
Long term debt	32,280	-			32,280
Notes payable	-	10,000	(10,000)	b	-
Due to related parties	-	72,391	(63,218)	a	9,173
Unearned revenue	241,616	36,870	-		278,486
	468,764	482,796	8,665		960,225

STOCKHOLDERS' EQUITY
Common stock	21,096	2,756,119	(2,755,819)	e	21,396
Additional paid-in capital - common	3,804,510	491,117	(378,617)	e	3,917,010
Series A preferred stock	1,872	-			1,872
Additional paid-in capital - series A preferred	313,954	-			313,954
Deficit	(3,246,157)	(3,610,682)	3,610,682	f	(3,246,157)
Accumulated other comprehensive income: Cumulative exchange adjustment	(38,878)	(1,587)	1,587	a & g	(38,878)
	856,397	(365,033)	477,833		969,197
	$ 1,325,161	$ 117,763	$ 486,498		$ 1,929,422

a. To eliminate Most Home notes receivable from EWI and related notes payable.

b. To eliminate EWI goodwill and relating notes payable on acquisition and setup goodwill acquired.

c. To record intangibles for EWI customers and technology acquired; $189,000 and $204,000 respectively.

d. To accrue professional fees relating to acquisition.

e. To eliminate EWI common stock and additional paid in capital on acquisition and allocated value of shares issued on acquisition. [($491,119) + $112,800]

f. To eliminate EWI deficit on acquisition.

g. To adjust cumulative exchange adjustment on acquisition.

h. EWI consolidated balance sheet figures have been converted into U.S. dollars based on the spot exchange of 1.2585 on April 30, 2005.

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended April 30, 2005 (unaudited):
	Most Home	EWI	Adjustments	Ref.	Pro forma Consolidated April 30, 2005
Revenue:
Referral fees	$ 772,491	$ -			$ 772,491
Membership dues	419,113	-			419,113
ClientBuilder revenue	51,541	-			51,541
Wireless	-	517,163			517,163
Miscellaneous	12,908	1,168			14,076
	1,256,053	518,331			1,774,384
Direct costs:
Cost of sales	90,991	303,408			394,399
Wages and benefits	608,545	151,170			759,715
	699,536	454,578			1,154,114
Gross Margin	556,517	63,753			620,270

Operating expenses:
Advertising and promotions	37,782	16,105			53,887
Amortization	45,750	18,682	114,000	a	178,432
Bad debts	926	57,249			58,175
Bank charges and interest	67,797	26,349			94,146
Computer services	13,357	56			13,413
Insurance and licensing	29,496	569			30,065
Investor relations	138,774	-			138,774
Office lease	77,367	29,180			106,547
Office supplies	27,882	1,867			29,749
Maintenance and utilities	25,896	-			25,896
Management and consulting	79,506	41,364			120,870
Professional fees	44,312	32,483			76,795
Telephone	15,253	44,408			59,661
Travel	77,505	27,982			105,487
Website development and maintenance	196,686	742			197,248
Wages and benefits	536,650	238,748	-		775,398
	1,414,939	535,784	114,000		2,064,723
Net loss from continuing operations	$(858,422)	$(472,031)	$(114,000)		$(1,444,453)
Other comprehensive income:
R&D recovery		135,738			135,738
Foreign exchange loss	-	(52,342)			(52,342)
Loss on settlement of debt	-	(16,102)			(16,102)
Investment write-down	-	(26,604)			(26,604)
	-	40,690			40,690
Net comprehensive loss	$(858,422)	$(431,341)	$(114,000)		$(1,403,763)
Weighted average number of shares outstanding, basic and diluted	20,627,434		300,000	b,c	20,927,434
Loss per share, basic and diluted	$ (0.04)			d	$ (0.07)

a. Setup intangible amortization for customers and technology acquired from EWI; $63,000 and $51,000 respectively.

b. Shares issued to acquire EWI.

c. The consolidated EWI figures for the 6-month period from August 1, 2004 to January 31, 2005 were consolidated with the 3-month period from February 1, 2005 to April 30, 2005 and converted into U.S. using an average exchange over the period of 1.2421.

d. See Exhibit 99.1 Note 15 to EWI Financial Statements incorporated as reference to this Form 8-K/A.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended July 31, 2004:
	Most Home	EWI (unaudited - Canadian $)	Adjustments (unaudited)	Ref.	Pro forma Consolidated (unaudited)
Revenue:
Referral fees	$ 1,470,872	$ -			$ 1,470,872
Membership dues	454,719	-			454,719
ClientBuilder revenue	112,861	-			112,861
Wireless	-	417,052			417,052
Miscellaneous	15,804	450			16,254
	2,054,256	417,502			2,471,758

Direct costs:
Cost of sales	91,488	203,677			295,165
Wages and benefits	737,855	195,920			933,775
	829,343	399,597			1,228,940
Gross Margin	1,224,913	17,905			1,242,818

Operating expenses:
Advertising and promotions	5,340	114,161			119,501
Amortization	61,053	12,317	114,000	a	187,370
Bad debts	-	30,321			30,321
Bank charges and interest	63,951	251,823			315,774
Computer services	16,377	41,248			57,625
Insurance and licensing	23,572	-			23,572
Investor relations	23,224	-			23,224
Office lease	58,673	46,463			105,136
Office supplies	30,620	108,694			139,314
Maintenance and utilities	27,933	22,071			50,004
Management and consulting	63,162	69,321			132,483
Professional fees	69,257	124,396			193,653
Telephone	11,650	51,529			63,179
Travel	71,082	78,159			149,241
Website development and maintenance	185,637	17,177			202,814
Wages and benefits	662,100	648,817	-		1,310,917
	1,414,939	1,616,497	114,000		3,104,128
Net loss from continuing operations	$(148,718)	$(1,598,592)	$(114,000)		$(1,861,310)
Other comprehensive income:
Foreign exchange	-	(12,115)			(12,115)
Gain on settlement of debt	-	11,097			11,097
Investment write-down	-	-			-
	-	(1,018)			(1,018)
Comprehensive loss	$ (148,718)	$(1,599,610)	$ (114,000)		$(1,862,328)
Weighted average number of shares outstanding, basic and diluted	19,256,093		300,000	b	19,556,093
Loss per share, basic and diluted	$ (0.01)				$ (0.10)

a. Setup intangible amortization for customers and technology acquired from EWI; $63,000 and $51,000 respectively.

b. Allocate common stock issued to acquire EWI.

INDEX TO EXHIBITS
Exhibit No.	Description
99.1	Consolidated Financial Statements of Executive Wireless Inc. for the Years ended January 31, 2004 and 2005 (audited) and three months ended April 30, 2005 (unaudited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOST HOME CORP.
Date: February 27, 2006	By: /s/ Scott Munro Scott Munro, Financial Officer